May 19, 2005                                     For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
---------------------                            (904) 346-1506
                                                 sedelman@steinmart.com

        STEIN MART, INC. REPORTS 1Q '05 RESULTS; INITIATES CASH DIVIDEND

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for its first quarter ended April 30, 2005 and that its Board of Directors has approved the payment of a $0.25 annual cash dividend on Stein Mart common stock.

First quarter results
For the first quarter of 2005, the Company earned $16.8 million, a 46 percent increase over net income of $11.5 million in the first quarter of 2004. On a diluted per share basis, the Company earned $0.38 in the first quarter of 2005 compared to $0.27 in the same quarter last year.

Net sales for the first quarter were $380.7 million, a 4.7 percent increase over the $363.6 million in net sales for the first quarter of 2004. Comparable store sales increased 3.2 percent from the first quarter of 2004 to the first quarter of 2005.

Gross profit increased to $111.7 million, or 29.3 percent of net sales in the first quarter of 2005 compared to $98.7 million, or 27.2 percent of net sales in the same period of 2004. Gross profit was favorably impacted primarily by increased mark-up and decreased markdowns.

Selling, general and administrative (SG&A) expenses were $89.0 million or 23.4 percent of net sales as compared to $83.5 million or 23.0 percent of net sales during the prior year's first quarter. SG&A expenses included store closing charges of $1.3 million in this year's first quarter and $0.4 million in last year's first quarter. The SG&A rate was also slightly higher due to increased advertising and pre-opening expenses.

"First quarter sales were driven by continued strength in ladies' apparel and accessories, and menswear, and by higher-than-expected full-priced selling," commented Michael D. Fisher, president and chief executive officer. "We believe our first quarter performance validates our continued focus on improved productivity which, in turn, produces substantially greater profit on a more normalized sales increase."

As anticipated, inventories were up at the end of the first quarter because of certain planned buys as well as some opportunistic purchases. Management intends to enter the fall selling season with slightly more inventory than last year in order to take advantage of certain selling opportunities.

Expectations for second quarter
Comparable store sales for the second quarter ending July 30 are expected to increase in the low, single-digit range, resulting in diluted earnings per share of $0.20 - $0.22. In 2004, comparable store sales for the second quarter increased 10.3 percent and produced net income of $0.13 per diluted share.

Directors authorize cash dividend
The Stein Mart Board of Directors has declared an initial annual cash dividend of $0.25 per share, to be paid quarterly. The first dividend payment of $0.0625 per share will be payable on June 24, 2005 to shareholders of record at the close of business on June 10, 2005.

"The decision to initiate a cash dividend underscores the Board's commitment to improve shareholder value," commented Jay Stein, chairman of the board. "Given the Company's solid financial performance, the Board believes adding a dividend as well as continuing our ongoing store network expansion and share repurchase programs will return the most value to our shareholders."

Store network update
During the first quarter of 2005, Stein Mart opened two new stores (Orlando, FL and Beaufort, SC) and closed five stores, for a quarter-end store count of 258. Two additional stores (Ocean, NJ and Boynton Beach, FL) opened this month.

The Company has revised its opening/closing plans for 2005. Due to external issues including certain construction delays, management now expects that a total of 8-9 new stores, including one relocation, will open this year, with some stores that were originally planned for 2005 expected to open in 2006. A total of seven stores will close in 2005.

First quarter conference call
The Company will host a conference call with management to discuss these results at 10:30 a.m. Eastern Time today (May 19) and may be accessed by all interested parties at www.steinmart.com.

About Stein Mart
Stein Mart's 260 stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and young children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                       ###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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


                                Stein Mart, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)



                                                                April 30,         January 29,          May 1,
                                                                  2005               2005               2004
                                                             --------------     --------------     --------------
ASSETS                                                         (Unaudited)                           (Unaudited)
Current assets:
Cash and cash equivalents                                        $ 25,147           $ 20,250           $ 29,954
Short-term investments                                             62,000             72,475             13,950
Trade and other receivables                                         4,157              5,852              4,230
Inventories                                                       302,892            277,164            288,176
Prepaid expenses and other current assets                          13,798             13,010             14,037
                                                             --------------     --------------     --------------
     Total current assets                                         407,994            388,751            350,347
Property and equipment, net                                        75,678             71,048             70,426
Other assets                                                       14,777             14,781             14,162
                                                             --------------     --------------     --------------
     Total assets                                                $498,449           $474,580           $434,935
                                                             ==============     ==============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                 $107,030           $ 99,163           $103,525
Accrued liabilities                                                66,446             73,257             63,680
Income taxes payable                                                6,842              5,089              7,587
                                                             --------------     --------------     --------------
     Total current liabilities                                    180,318            177,509            174,792
Other liabilities                                                  21,755             20,561             19,655
                                                             --------------     --------------     --------------
     Total liabilities                                            202,073            198,070            194,447
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock - $.01 par value; 1,000,000 shares
 authorized; no shares outstanding
Common stock - $.01 par value; 100,000,000 shares
 authorized; 43,222,966; 42,880,031 and 42,059,262
 shares issued and outstanding, respectively                          432                429                421
Paid-in capital                                                    19,016             14,340              4,461
Unearned compensation                                              (2,210)              (603)              (280)
Retained earnings                                                 279,138            262,344            235,886
                                                             --------------     --------------     --------------
     Total stockholders' equity                                   296,376            276,510            240,488
                                                             --------------     --------------     --------------
     Total liabilities and stockholders' equity                  $498,449           $474,580           $434,935
                                                             ==============     ==============     ==============


                                Stein Mart, Inc.
                      Consolidated Statements of Operations
                                  (Unaudited)
                     (In thousands except per share amounts)



                                                                  For The 13 Weeks Ended
                                                             ---------------------------------
                                                                April 30,           May 1,
                                                                  2005               2004
                                                             --------------     --------------
Net sales                                                        $380,654           $363,608

Cost of merchandise sold                                          268,959            264,870
                                                             --------------     --------------
Gross Profit                                                      111,695             98,738

Selling, general and administrative expenses                       88,968             83,537

Other income, net                                                   3,966              3,634
                                                             --------------     --------------
Income from operations                                             26,693             18,835

Interest income                                                       394                -

Interest expense                                                      -                   39
                                                             --------------     --------------
Income from continuing operations before income taxes              27,087             18,796

Provision for income taxes                                         10,293              7,142
                                                             --------------     --------------
Income from continuing operations                                  16,794             11,654

Loss from discontinued operations, net of tax benefit                 -                 (139)
                                                             --------------     --------------
Net income                                                       $ 16,794           $ 11,515
                                                             ==============     ==============

Basic income per share:
Continuing operations                                               $0.39              $0.27
Discontinued operations                                               -                  -
                                                             --------------     --------------
Total                                                               $0.39              $0.27
                                                             ==============     ==============

Diluted income per share:
Continuing operations                                               $0.38              $0.27
Discontinued operations                                               -                  -
                                                             --------------     --------------
Total                                                               $0.38              $0.27
                                                             ==============     ==============

Weighted-average shares outstanding - Basic                        42,905             42,000
                                                             ==============     ==============
Weighted-average shares outstanding -Diluted                       44,202             42,461
                                                             ==============     ==============


                                Stein Mart, Inc.
                      Consolidated Statements of Cash Flows
                                  (Unaudited)
                                 (In thousands)



                                                                  For The 13 Weeks Ended
                                                             ---------------------------------
                                                                April 30,           May 1,
                                                                  2005               2004
                                                             --------------     --------------
Cash flows from operating activities:
  Net income                                                     $ 16,794           $ 11,515
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                                 4,510              4,342
      Store closing charges                                           498                180
      Deferred income taxes                                           501               (159)
      Restricted stock compensation                                   137                 10
      Tax benefit from exercise of stock options                    1,710                199
      Changes in assets and liabilities:
         Trade and other receivables                                1,695                 (3)
         Inventories                                              (25,728)            (4,797)
         Prepaid expenses and other current assets                   (873)              (113)
         Other assets                                                (110)               915
         Accounts payable                                           7,867             38,407
         Accrued liabilities                                       (7,269)             3,039
         Income taxes payable                                       1,753              7,587
         Other liabilities                                            580             (1,603)
                                                             --------------     --------------
  Net cash provided by operating activities                         2,065             59,519
                                                             --------------     --------------
Cash flows from investing activities:
  Capital expenditures                                             (8,868)            (3,704)
  Purchases of short-term investments                            (550,800)           (61,950)
  Sales of short-term investments                                 561,275             48,000
                                                             --------------     --------------
  Net cash provided by (used in) investing activities               1,607            (17,654)
                                                             --------------     --------------
Cash flows from financing activities:
  Net payments under notes payable to banks                           -              (24,962)
  Proceeds from exercise of stock options                           5,381              1,086
  Purchase of common stock                                         (4,156)               -
                                                             --------------     --------------
  Net cash provided by (used in) financing activities               1,225            (23,876)
                                                             --------------     --------------
Net increase in cash and cash equivalents                           4,897             17,989
Cash and cash equivalents at beginning of year                     20,250             11,965
                                                             --------------     --------------
Cash and cash equivalents at end of period                       $ 25,147           $ 29,954
                                                             ==============     ==============
Supplemental disclosures of cash flow information:
  Income taxes paid                                              $  6,452           $    281
  Interest paid                                                       -                   65

                                       9